UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2021

H.I.G. ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39639	98-1556204
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 Brickell Avenue 31st Floor Miami, FL 33131	33131
(Address of principal executive offices)	(Zip Code)

(305) 379-2322

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under anyof the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	HIGA.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	HIGA	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	HIGA WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is filed by H.I.G. Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with the matters described herein.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 14, 2021, the Company’s management (the “Management”) and the audit committee of the Company’s board of directors (the “Audit Committee”) concluded that due to a reclassification of the Company’s temporary and permanent equity, the Company’s previously issued (i) audited balance sheet as of October 23, 2020; (ii) audited financial statements as of December 31, 2020 and for the period from September 2, 2020 (Inception) through December 31, 2020 included in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A, as of and for the period from September 2, 2020 (Inception) through December 31, 2020, as filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2021 (the “2020 Form 10-K/A No. 1”); (iii) unaudited interim financial statements as of and for the quarterly period ended March 31, 2021 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 24, 2021; (iv) unaudited interim financial statements as of and for the three and six months ended June 30, 2021 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 16, 2021 and (v) unaudited interim financial statements as of and for the three and nine months ended September 30, 2021 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 5, 2021 (collectively, the “Affected Periods”), should no longer be relied upon. In addition, the audit reports of WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm, included in the Current Report on Form 8-K filed with the SEC on October 29, 2020 and included in the 2020 Form 10-K/A No. 1 should no longer be relied upon. Since the Company’s initial public offering (“IPO”), the Company has considered the Class A ordinary shares subject to possible redemption to be equal to the redemption value of $10.00 per Class A ordinary share while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Previously, the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. Upon further analysis, Management has determined that the Class A ordinary shares issued during the IPO can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, Management concluded that the redemption value should include all Class A ordinary shares subject to possible redemption, resulting in the Class A ordinary shares subject to possible redemption being equal to their redemption value.

The Company does not expect any of the above changes will have any impact on its cash position and investments held in the trust account established in connection with the IPO (the “Trust Account”).

As such, the Company intends to restate the financial statements for the Affected Periods in an amendment to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 5, 2021, and in an amendment to the 2020 Form 10-K/A No. 1.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the amendment to the 2020 Form 10-K/A No. 1 and the third quarter Form 10-Q/A.

The Company’s Management and the Audit Committee have discussed the matters disclosed in this Form 8-K with Withum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2021	H.I.G. ACQUISITION CORP.

	By:	/s/ Timur Akazhanov
	Name:	Timur Akazhanov
	Title:	Chief Financial Officer